UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2004

WILSON BANK HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-20402	62-1497076
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

623 West Main Street
Lebanon, Tennessee	37087
(Address of Principal Executive Offices)	(Zip Code)

(615) 444-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURES
Ex-99.1 Shareholder Letter

Item 7.01. Regulation FD Disclosure

     On September 14, 2004, DeKalb Community Bank (“DeKalb”) and Community Bank of Smith County (“Smith County”) each 50%-owned subsidiaries of Wilson Bank Holding Company (the “Company”) announced that their boards of directors had approved a preliminary proposal pursuant to which the Company would acquire the remaining 50% interest in DeKalb and Smith County, respectively, through the merger of DeKalb and Smith County with and into the Company’s wholly-owned bank subsidiary, Wilson Bank & Trust. The shareholders of DeKalb and Smith County, other than the Company, would receive shares of the Company’s common stock in exchange for their shares of DeKalb and Smith County common stock, respectively. These proposed transactions are subject to, among other things, approval by the board of directors and shareholders of each of DeKalb and Smith County, respectively and by state and federal regulators.

     On September 13, 2004, the Company mailed the letter attached hereto as Exhibit 99.1 to its shareholders informing them of the proposed transactions described above.

Item 9.01. Financial Statements and Exhibits

     (c)   Exhibit 99.1 - Letter to Shareholders of Wilson Bank Holding Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY
By:	/s/ Randall Clemons
Randall Clemons
Chief Executive Officer

Date: September 14, 2004

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